Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-83363 and in Registration Statements No. 33-57738 and No. 33-22204 of BIC Corporation on Form S-8 of our report dated January 27, 1995, appearing in this Annual Report on Form 10-K of BIC Corporation for the year ended January 1, 1995.



Deloitte & Touche, L.L.P.

New Haven, Connecticut
March 27, 1995